Exhibit 99.1

Media Contact

Tabitha Long.

(312) 384-8018.

FOR IMMEDIATE RELEASE

Inteliquent Reports Receipt of Nasdaq Compliance Letter

CHICAGO, August 29, 2013 – Inteliquent, Inc. (Nasdaq: IQNT), a leading provider of voice services, today announced that it has received a letter, dated August 29, 2013, from The Nasdaq Stock Market LLC stating that it has regained compliance with Nasdaq Listing Rule 5250(c)(1) based on Inteliquent’s filing of its Quarterly Report on Form 10-Q for the quarter ended June 30, 2013. Inteliquent filed its Form 10-Q for the quarter ended June 30, 2013 with the Securities and Exchange Commission on August 27, 2013. Nasdaq Listing Rule 5250(c)(1) requires that Nasdaq-listed companies file their required periodic financial reports with the Securities and Exchange Commission on a timely basis.

About Inteliquent

Inteliquent is a leading provider of wholesale voice services for carriers and service providers. Inteliquent is used by nearly all national and regional wireless carriers, cable companies and CLECs in the markets it serves, and its network carries approximately ten billion minutes of traffic per month. Please visit Inteliquent’s website at www.inteliquent.com and follow us on Twitter @Inteliquent.